Exhibit 99.1

VSE Corporation Appoints Two New Members to Board of Directors

ALEXANDRIA, Va., July 20, 2022 - VSE Corporation (NASDAQ: VSEC, "VSE"), a leading provider of aftermarket distribution and maintenance, repair and overhaul (MRO) services for land, sea and air transportation assets for government and commercial markets, today announced the appointment of two new members to its Board of Directors.

Anita D. Britt and Lloyd E. Johnson were each appointed to the VSE Board of Directors as independent directors, effective July 19, 2022. Ms. Britt and Mr. Johnson will join the VSE Board as part of the Board’s succession planning and potential retirements of existing board members.

“We are pleased to welcome both Anita and Lloyd to the VSE Board of Directors,” stated General Ralph E. Eberhart, Chairman of VSE. “Both incoming directors are accomplished finance executives with decades of commercial experience at respected, world-class public companies committed to delivering long-term value for shareholders. We are confident they will provide valuable perspectives integral to our continued, profitable growth.”

“Over the last three years, VSE has undergone a successful business transformation, prioritizing leadership within higher-margin verticals, product and capabilities expansions and opportunistic investments in high-return, adjacent markets,” stated John Cuomo, President and CEO of VSE. “As our business continues to evolve, we are committed to ensuring that our Board composition is diverse, with a variety of backgrounds, skills, experiences, and perspectives represented. We are excited to welcome Anita and Lloyd to the Board during this next chapter of growth.”

Anita D. Britt. Ms. Britt brings a wealth of corporate finance, capital markets and board-level experience. Previously, she served as the Chief Financial Officer for Perry Ellis International and held senior financial leadership positions at Jones Apparel Group and Urban Brands. She currently serves on the board of directors for urban-gro, Smith & Wesson Brands and Delta Apparel. Ms. Britt is a Certified Public Accountant; a Board Leadership Fellow as designated by the National Association of Corporate Directors; and holds a Carnegie Mellon Cybersecurity Oversight Certification.

Lloyd E. Johnson. Mr. Johnson brings a strong background in management consulting, mergers and acquisitions, internal audit and commercial operations experience. Previously, Mr. Johnson served as Global Managing Director, Finance and Internal Audit at Accenture Corporation; Executive Director, M&A and General Auditor for Delphi Automotive PLC; and held senior financial leadership positions at Emerson Electric Corporation, Sara Lee Corporation and Shaw Food Services. Mr. Johnson is a Certified Public Accountant and holds the National Association of Corporate Directors Directorship Certification designation. Mr. Johnson is currently a board member for Haemonetics Corporation, Apogee Enterprises, Beazer Homes USA, and AARP.

Following these new appointments and potential retirements, the VSE Board will return to nine directors, eight of whom are independent, and four of whom are members of diverse communities.

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include maintenance, repair, and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, the impact of widespread health developments, such as the ongoing COVID-19 outbreak, the health and economic impact thereof, and the governmental, including federal contractor vaccine mandates, commercial, consumer and other responses thereto, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the uncertainty surrounding the ongoing COVID-19 outbreak and the other factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2021. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Noel Ryan, IRC
(720) 778-2415
investors@vsecorp.com